UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐               Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On November 17, 2017, Northeast Bancorp (“the Company” or “Northeast”) held its 2017 annual meeting of shareholders. At the annual meeting, the shareholders elected each of Robert R. Glauber and Richard Wayne as a director for a term of three years and until their respective successors are duly elected and qualified. In addition, the shareholders (i) approved, on an advisory, non-binding basis, the compensation of Northeast’s named executive officers; (ii) ratified the appointment of RSM US LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2018; and (iii) ratified the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan.

The voting results of each of the proposals submitted at the 2017 annual meeting of shareholders are set forth below:

1. To elect the two nominees named in the proxy statement as Class I directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTES
Robert R. Glauber	5,562,818	169,161	1,438,913
Richard Wayne	5,571,390	160,589	1,438,913

2. To approve, on an advisory, non-binding basis, the compensation of Northeast’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,418,144	164,149	149,686	1,438,913

3. To ratify the appointment of RSM US LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,103,578	35,695	31,619	—

4. To ratify the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,467,292	232,402	32,285	1,438,913

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By:	/s/ Jean-Pierre Lapointe
Name:	Jean-Pierre Lapointe
Title:	Chief Financial Officer and Treasurer

Date: November 20, 2017